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                       [Ryder Scott Company Letterhead]





                                    CONSENT


Board of Directors and Shareholders

Forest Oil Corporation:


We hereby consent to the use of our report dated January 1, 1996, with respect to the United States oil and gas reserves, and the future net revenues and net present value of such reserves as of December 31, 1995, included as Appendix A to the Prospectus forming a part of the Registration Statement on Form S-Z of Forest Oil Corporation, and to the reference to our firm under the heading "Experts" in such prospectus.



                                       /s/ Ryder Scott Company
                                           Petroleum Engineers


                                       Ryder Scott Company

                                       Petroleum Engineers



Houston, Texas

January 2, 1996